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                               FIRST AMENDMENT TO

                SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                      Among

                       ACCORD ADVANCED TECHNOLOGIES, INC.

                                       and

                         THE INVESTORS SIGNATORY HERETO

                            Dated as of July __, 2000





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     FIRST AMENDMENT TO SECURED  CONVERTIBLE  DEBENTURE PURCHASE AGREEMENT (this
"Agreement"), dated as of July 14, 2000, among ACCORD ADVANCED TECHNOLOGIES, INC. a Nevada corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

     WHEREAS, the Company and the Purchasers previously entered into a Secured Convertible Debenture Purchase Agreement dated as of June __, 2000 (the
"Purchase Agreement") pursuant to which the Company issued and sold to the Purchasers, and the Purchasers did purchase as the First Tranche (as defined in the Purchase Agreement") an aggregate principal amount of $250,000 of the Company's 12% Secured Convertible Debentures, due June 30, 2001;

     WHEREAS, pursuant and subject to the terms and conditions of the Purchase Agreement the Company and the Purchasers agreed that upon the occurrence of certain events, the Purchasers would purchase an additional $750,000 of the Company's 12% Secured Convertible Debentures, due June 30, 2001;

     WHEREAS, the parties wish to increase the amount of the First Tranche and reduce the amount of the Second Tranche;

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell immediately to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company an aggregate principal amount of $250,000 (the "Additional Funding") of the Company's 12% Secured Convertible Debentures, due June 30, 2001, which shall be in the form of Exhibit A (the "Debentures"), and which are convertible into shares of the Company's common stock, $ .0001 par value per share (the "Common Stock"). All references to $ (dollars) shall be to US$ (United States Dollars);

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Purchasers desire to amend and modify the Purchase Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

     1.1 The Closing.

          Paragraph 1.1(a)(i) of the Purchase Agreement shall be amended and modified hereby to reflect the following:

          (A) The term "First Tranche" shall be deemed to include the $250,000 of Debentures to be purchased on the date hereof and the term "Initial Purchase Price" shall be amended and modified to mean $500,000.

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          (B)  The  term  "Subsequent  Purchase  Price"  shall  be  amended  and modified to be the "Subsequent Payment Price" which amount shall be $500,000 instead of $750,000.

     1.2 In connection with the closing of the Additional Funding, the parties shall deliver or cause to be delivered similar documentation as was required to be delivered under the Purchase Agreement on the Closing Date. Included in such documentation shall be (1) Debentures representing a portion of the Additional Funding paid by such Purchaser on the date hereof, as indicated below such Purchaser's name on the signature page to this Agreement, registered in the name of such Purchaser, (2) a Common Stock purchase warrant, in the form of Exhibit D, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire 250,000 shares of Common Stock as indicated
below such Purchaser's name on the signature page to this Agreement (collectively, the "Warrants"), (3) the legal opinion of Robson, Ferber, Frost, Chan & Essner, LLP outside counsel to the Company, in the form of Exhibit C; and
(B) each Purchaser shall deliver its portion of the Initial Purchase Price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company warrants and represents to the Purchasers that the representations and warranties of the Company contained in the Purchase Agreement are be true and correct as of the date hereof and are hereby restated as though made on and as of the date hereof.

     1.4 LITIGATION; PROCEEDINGS. The Company hereby covenants and agrees that it has entered into a settlement agreement with regard to that certain action filed in the United States District Court, Southern District of New York as Case No. 99 Civ. 10625 (LMM) entitled Gem Management, Ltd. and Successway Holdings Ltd., plaintiffs v. Accord Advanced Technologies, Inc. (the "Gem Litigation"), a true, correct and complete copy of which has been provided to the Purchasers. The Company further covenants and agrees that the net proceeds of the Second Tranche funded to the Company are being utilized solely for the cost of settlement of the Gem Litigation.

     2.1 RATIFICATION. Except as otherwise expressly amended and modified hereby, the terms, conditions and covenants of the Purchase Agreement remain in full force and effect and are otherwise hereby restated and ratified in all respects.

     3.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

     4.1 DEFINED TERMS. Capitalized terms contained herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

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     4.2 SURVIVAL.  The  representations,  warranties,  agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Debentures and the Warrants.

     4.3 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     4.4 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

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     IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to
Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        ACCORD ADVANCED TECHNOLOGIES, INC.


                                        By: /s/ Travis Wilson
                                            ------------------------------------
                                            Name: Travis Wilson
                                            Title: Chief Executive Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                                  AJW PARTNERS, LLC
                                  By: SMS Group, LLC

                                  By: /s/ Corey S. Ribotsky
                                      -------------------------------------
                                      Name: Corey S. Ribotsky
                                      Title:

                                  Debentures Purchase Price
                                  due on the Closing Date:           $___,000.00

                                  Debentures Purchase Price
                                  due after the Effective Date:      $___,000.00

                                  Number of Shares underlying
                                  Warrant due on the Closing Date        ___,000

                                  Number of Shares underlying
                                  Warrant due after the Effective Date   ___,000


                                  Address for Notice:

                                  AJW Partners, LLC
                                  155 First Street
                                  Suite B
                                  Mineola, New York 11501
                                  Facsimile No.: (516) 739-7115
                                  Attn: Corey S. Ribotsky


                                  With copies to:

                                  Robinson Silverman Pearce Aronsohn
                                    & Berman LLP
                                  1290 Avenue of the Americas
                                  New York, NY  10104
                                  Facsimile No.: (212) 541-4630
                                  Attn: Eric L. Cohen, Esq.

                                  NEW MILLENIUM CAPITAL PARTNERS II, LLC

                                  By: First Street Manager II, LLC

                                  By: /s/ Glenn A. Arbeitman
                                      -------------------------------------
                                      Name: Glenn A. Arbeitman
                                      Title:

                                  Debentures Purchase Price
                                  due on the Closing Date:          $____,000.00

                                  Debentures Purchase Price
                                  due after the Effective Date:     $____,000.00

                                  Number of Shares underlying
                                  Warrant due on the Closing Date        ___,000

                                  Number of Shares underlying
                                  Warrant due after the Effective Date   ___,000


                                  Address for Notice:

                                  New Millenium Capital Partners II, LLC
                                  155 First Street
                                  Suite B
                                  Mineola, New York 11501
                                  Facsimile No.: (516) 739-7115
                                  Attn: Glenn A. Arbeitman


                                  With copies to:

                                  Robinson Silverman Pearce Aronsohn &
                                    Berman LLP
                                  1290 Avenue of the Americas
                                  New York, NY  10104
                                  Facsimile No.: (212) 541-4630
                                  Attn: Eric L. Cohen, Esq.